                                                                EXHIBIT 3.3



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ROUGE STEEL COMPANY


     ROUGE STEEL COMPANY (the "Corporation") a corporation originally incorporated under the same name on December 10, 1981 and organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable that the Restated Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as set forth in paragraph THIRD of this Amended and Restated Certificate of Incorporation.

     SECOND: That this Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     THIRD: That the Restated Certificate of Incorporation of the Corporation, as amended and restated hereby, reads in its entirety as follows:

                                ARTICLE FIRST

     The name of the Corporation is:


                              ROUGE STEEL COMPANY

                               ARTICLE SECOND

     The registered office of the Corporation shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent in charge thereof is The Corporation Trust Company, 1209Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

                                ARTICLE THIRD

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                               ARTICLE FOURTH

     SECTION 1. The total authorized capital stock of the Corporation is 1,000 shares of Common Stock, $.01 par value per share.

     SECTION 2. Dividends may be paid in cash or otherwise upon the Common Stock out of the assets of the Corporation in the relationship and upon the terms provided for below.

     SECTION 3. Each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in his name on the stock transfer books of the Corporation.

     SECTION 4. The affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, shall be required to approve, adopt or authorize any of the following actions:


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     (i) a merger or consolidation of the Corporation with or into another person or entity;

     (ii) any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution or other disposition (in one transaction or a series of transactions) to or with any entity or person of all or substantially all the assets of the Corporation or of any Subsidiary (as defined in Section 5);

     (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

     (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction, that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or of securities convertible into stock of the Corporation or any Subsidiary that is directly or indirectly beneficially owned by any person or entity;

     (v) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

     (vi) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

     SECTION 5. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation, the vote of stockholders of the Corporation required to approve any Business Combination (as hereinafter defined) shall be as set forth in this Section 5.

     (i) In addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in clause (iii) of this Section 5:

          (a) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other entity (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

          (b) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (c) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary that is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (d) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

          (e) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding Voting Stock (as defined above in Section 4), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Amended and Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.


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     (ii) The term "Business Combination" as used in this Section 5 shall mean any transaction that is referred to in any one or more of paragraphs (a) through
(e) of clause (i) of this Section 5.

     (iii) The provisions of clause (i) of this Section 5 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation, if all the conditions specified in either of the following paragraphs (a) or (b) are met:

          (a) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

          (b) all of the six conditions specified in the following clauses (1) through (6) shall have been met:

               (1) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                    (B) the Fair Market Value per share of Common Stock on the
               Announcement Date or on the Determination Date, whichever is higher; and

               (2) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock in exchange for all their shares of such Voting Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph
          (b) (2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in order to acquire any share of such class or series of Voting Stock beneficially owned by the Interested Stockholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (B) (if applicable) the highest preferential amount per
               share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder, and


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          if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; provided, however, that this clause (3) shall not apply to (A) any shares of Common Stock acquired by Worthington Industries, Incorporated ("Worthington") or its Affiliates prior to the effective date of this Amended and Restated Certificate of Incorporation or (B) any shares of Common Stock purchased by Worthington or its Affiliates that would result in Worthington and its Affiliates owning an aggregate of not more than 35% of the total number (determined on a fully-diluted basis) of the issued and outstanding shares of Common Stock of the Corporation; and

               (4) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
          Combination:

                    (A) within the two years prior to the Announcement Date
               except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the outstanding Preferred Stock or class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                    (B) within the two years prior to the Announcement Date
               there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                    (C) such Interested Stockholder shall not have become the
               beneficial owner of any additional shares of Voting Stock except as part of the transaction that resulted in such Interested Stockholder becoming an Interested Stockholder; provided, however, that this subclause (C) shall not apply to (I) any shares of Common Stock acquired by Worthington or its Affiliates prior to the effective date of this Restated Certificate of Incorporation or (II) any shares of Common Stock purchased by Worthington or its Affiliates that would result in Worthington and its Affiliates owning an aggregate of not more than 35% of the total number (determined on a fully-diluted basis) of the issued and outstanding shares of Common Stock of the Corporation; and

               (5) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder and except in the ordinary course of business or as part of a supplier/customer relationship), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (iv) For purposes of this Section 5:

          (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

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          (b) "Interested Stockholder" shall mean any person (other than the
     Corporation or any Subsidiary) who or that:

               (1) is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the then outstanding Voting Stock; or

               (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the then outstanding Voting Stock; or

               (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (c)  A person shall be a "beneficial owner" of any Voting Stock:

               (1) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

               (2) that such person or any of its Affiliates or Associates has
          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

               (3) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock, but excluding any such agreement, arrangement or understanding existing on the effective date of this Amended and Restated Certificate of Incorporation and as to which the Corporation is a party.

          (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this clause (iv), the number of shares of Voting Stock deemed to be outstanding shall include all shares deemed owned by such person through application of paragraph (c) of this clause (iv) but shall not include any other shares of Voting Stock that may be issuable to other persons upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1994.

          (f) "Subsidiary" shall mean any corporation a majority of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one of more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this clause (iv), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

          (g) "Disinterested Director" means any member of the Board of Directors of the Corporation who (1) is unaffiliated with, and not a nominee of, the Interested Stockholder proposing to engage in the Business Combination, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, such Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors and (2) is not an employee of the Corporation.


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          (h) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States national securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          (i) "Announcement Date" means the date of first public announcement of the proposal of the Business Combination.

          (j) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

     (v) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Section 5, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person and
(d) whether the requirements of clause (iii) of this Section 5 have been met with respect to any Business Combination; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 5.

     SECTION 6. The holders of Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders, ratably in proportion to the number of shares held by them, respectively, together with any other stockholder entitled to participate in such liquidation, dissolution or winding up.

     SECTION 7. Any Common Stock authorized hereunder or under any amendment hereof, in the discretion of the Board of Directors, may be issued, except as herein otherwise provided, in payment for property or services, or as bonuses to employees of the Corporation or employees of subsidiary companies, or for other assets or securities including cash, necessary or desirable, in the judgment of the Board of Directors, to be purchased or acquired from time to time for the Corporation, or for any other lawful purpose of the Corporation.

     SECTION 8. If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

                                ARTICLE FIFTH

     The Corporation is to have perpetual existence.

                                 ARTICLE SIXTH

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                ARTICLE SEVENTH

     SECTION 1. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of Directors of the Corporation shall be not less than six and not more than nine. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, in case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may, and the stockholders shall not be entitled to, elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant and until his successor shall be duly elected and qualified.

     SECTION 2. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes:
Class I, Class II and Class III. Within the limits specified in this Article Seventh and the By-Laws of the Corporation, the number of directors in each class shall be determined by resolution of the Board of Directors; provided, however, that the number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. The terms of office of the classes of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I at the annual meeting held in 1994, Class II at the annual meeting held in 1995 and Class III at the annual meeting held in 1996, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual meeting, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 3. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     SECTION 4. If Carl L. Valdiserri voluntarily ceases to be employed as Chief Executive Officer of the Corporation and voluntarily elects not to remain as Chairman of the Board of Directors of the Corporation, then the first and only the first successor to Carl L. Valdiserri as Chief Executive Officer and Chairman of the Board shall be chosen by a vote of 75% of the entire Board of Directors, but excluding Carl L. Valdiserri and his designees on the Board of Directors. If Carl L. Valdiserri continues to be Chairman of the Board of Directors of the Corporation, (i) the first and only the first successor to Carl L. Valdiserri as the Chief Executive Officer of the Corporation shall be chosen by a vote of 75% of the entire Board of Directors, including Carl L. Valdiserri and his designees on the Board of Directors; and (ii) the first and only the first successor to Carl L. Valdiserri as Chairman of the Board shall be chosen by a vote of 75% of the entire Board of Directors, including Carl L. Valdiserri and his designees on the Board of Directors.

     SECTION 5. In furtherance, and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

          (a) To make, alter, amend and repeal the By-Laws of the Corporation.

          (b) To remove at any time any officer elected or appointed by the Board of Directors. Any other officer or employee of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

          (c) From time to time to fix and to vary the sum to be reserved over and above its capital stock paid in before declaring any dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to fix the time of declaring and paying any dividend, and, unless otherwise provided in this Certificate or in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the acquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient and neither the stocks, bonds, or other property so acquired shall be regarded as accumulated profits for the purpose of declaring or paying dividends unless otherwise determined by the Board of Directors, but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Corporation's capital stock as provided by law.

          (d) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

          (e) The Corporation may by its By-Laws confer upon the Directors powers and authorities additional to the foregoing and to those expressly conferred upon them by statute.

                                 ARTICLE EIGHTH

     Both the stockholders and the Directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide, and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.

                                 ARTICLE NINTH

     In addition to any requirement of law and any other provision of this Amended and Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Amended and Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3 percent or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal this Amended and Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article Ninth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner, now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE TENTH

     Any act or transaction by or involving the Corporation that requires for its adoption, under the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation, the approval of the Corporation's stockholders shall, pursuant to Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of Rouge Industries, Inc. (or any successor by merger), by the same vote as is required by the Delaware General Corporation Law or by this Amended and Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, Rouge Steel Company has caused this Certificate to be signed and attested by its duly authorized officers, this 22 day of July, 1997.


                                  By:  /s/ Gary P. Latendresse
                                       -----------------------------
                                       Name:   Gary P. Latendresse
                                       Title:  Vice President and
                                               Chief Financial Officer


ATTEST:  /s/ Michael A. Weiss
------------------------------------
          Secretary